FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com select comfort ANNOUNCES FIRST quarter results

Reports First Quarter Net Income of $0.14 Per Share, 13 Percent Increase in Net Sales and 29 Percent Increase in Same-store Sales; Increases 2010 Earnings Guidance

MINNEAPOLIS – (April 21, 2010) – Select Comfort Corporation (NASDAQ: SCSS) today reported results for the 2010 first quarter ended April 3, 2010. Net sales for the quarter totaled $158.0 million, an increase of 13 percent on same-store growth of 29 percent, compared to $139.6 million in the first quarter of 2009. The company reported net income of $7.8 million, or $0.14 per diluted share in the first quarter of 2010, compared to a net loss of $2.7 million, or $0.06 per diluted share, in the first quarter of 2009.

“During the quarter, our solid execution resulted in improved performance, demonstrated by sustained same-store growth and strong operating margins,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “We took advantage of an improving consumer environment and positive in-market testing to increase media investments behind our proven value messaging. The result was sales growth across all company-owned channels.”

McLaughlin continued, “While still cautious about macro-trends for the balance of the year, we anticipate an improved outlook for 2010 based on our continuing momentum, and consequently are increasing our earnings guidance. We will continue to incrementally invest against our brand and customer experience, which represent key initiatives for the year.”

-more-

Select Comfort Announces First Quarter Results – Page 2 of 10

First Quarter Summary

During the first quarter, net sales increased by 13.0 percent as compared to the year-ago period and operating margins improved to 9.0 percent.

The increase in sales was driven by a 29 percent increase in same-store sales, offset by the impact of the closure of 76 stores since the beginning of 2009 and the termination of retail partner relationships at the end of the third quarter 2009. The net decline in store count and retail partner terminations represented $12.8 million in sales in the first quarter of 2009. Direct marketing and internet sales increased by a combined 16 percent as compared to the year-ago period.

Gross profit margins were 62.1 percent of net sales, in line with company targets and 350 basis points higher than the 58.6 percent gross profit rate in the first quarter 2009.

Sales and marketing costs were 44.4 percent of net sales in the first quarter, a 380 basis point improvement compared to 48.2 percent of net sales in 2009. Sales and marketing costs increased year over year by $2.8 million to $70.1 million in 2010. Media investments in the first quarter totaled $18.2 million, $2.5 million higher than the year-ago period.

General and administrative (G&A) expenses equaled $13.1 million in the first quarter, or 8.3 percent of net sales. This compares to $13.3 million, or 9.6 percent of net sales, in the year-ago period. First-quarter G&A expenses included incentive compensation that was approximately $2.0 million higher than a normal run rate related to strong first-quarter earnings performance.

Cash flows from operating activities were $29.5 million for first quarter 2010 compared to $24.1 million, including a $23.0 million tax refund, in the year-ago period. Capital expenditures totaled $1.0 million, compared to $1.2 million in the year-ago period. As of the end of the quarter, cash and cash equivalents and restricted cash totaled $44.0 million and the company had no borrowings under its revolving credit agreement.

-more-

Select Comfort Announces First Quarter Results – Page 3 of 10

The first quarter of 2009 included a valuation allowance adjustment for income taxes and asset impairment charges. Adjusting for these items, net loss would have been $0.02 per share. A reconciliation is provided at the end of this news release.

Fiscal 2010 Outlook

The company is increasing its previously announced guidance and now expects earnings per share in 2010 of between $0.45 and $0.50 per share. These earnings represent an increase in pre-tax earnings of more than 175 percent as compared to 2009. This outlook assumes a continuation of recent sales trends, adjusted for normal seasonality, for the balance of 2010. The company expects to generate positive same-store growth throughout the year, although it anticipates that the rate of growth will slow as year-over-year comparisons become more difficult, specifically in the back half of the year.

The company concluded the first quarter of 2010 with 399 stores and expects to end fiscal 2010 with between 380 and 390 stores after the consolidation of planned store openings and closings. The company expects that 2010 capital expenditures will be approximately $15.0 million.

Conference Call

            Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.”  To access the webcast, please visit the investor relations area of the Select Comfort Web site.

A webcast replay will remain available until midnight Central Time, April 30, 2010, by dialing (203) 369-1266. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

-more-

Select Comfort Announces First Quarter Results – Page 4 of 10

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current general and industry economic trends; consumer confidence; the effectiveness of our marketing and sales programs, including advertising and promotional efforts; consumer acceptance of our products, product quality and brand image; our ability to continue to improve our product line and product quality; warranty obligations; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; rising commodity costs and other inflationary pressures; our dependence on significant suppliers, including several sole-source suppliers and the vulnerability of suppliers to recessionary pressures; industry competition; risks of pending and potentially unforeseen litigation; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources; increasing government regulations; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards; our ability to attract and retain key employees; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the SEC, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Select Comfort Announces First Quarter Results – Page 5 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 3, 2010	% of Net Sale		April 4, 2009	% of Net Sales

Net sales	$157,953	100.0%		$139,614	100.0%
Cost of sales	59,869	37.9%		57,830	41.4%
Gross profit	98,084	62.1%		81,784	58.6%

Operating expenses:
Sales and marketing	70,092	44.4%		67,313	48.2%
General and administrative	13,149	8.3%		13,345	9.6%
Research and development	654	0.4%		486	0.3%
Asset impairment charges	–	0.0%		378	0.3%
Total operating expenses	83,895	53.1%		81,522	58.4%
Operating income	14,189	9.0%		262	0.2%
Interest expense / other	(1,720)	(1.1%	)	(1,770)	(1.3%	)
Income (loss) before income taxes	12,469	7.9%		(1,508)	(1.1%	)
Income tax expense	4,709	3.0%		1,187	0.9%
Net income (loss)	$7,760	4.9%		$(2,695)	(1.9%	)

Net income (loss) per share – basic	$0.14			$(0.06)

Net income (loss) per share – diluted	$0.14			$(0.06)

Reconciliation of weighted–average shares outstanding:
Basic weighted–average shares outstanding	53,615			44,692
Effect of dilutive securities:
Options	996			–
Restricted shares	470			–
Diluted weighted–average shares outstanding[1]	55,081			44,692

1For the three months ended April 4, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti–dilutive effect on our net loss per diluted share.

Select Comfort Announces First Quarter Results – Page 6 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) April 3, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$39,501	$17,717
Restricted cash	4,515	–
Accounts receivable, net of allowance for doubtful accounts of $299 and $379, respectively	2,532	5,094
Inventories	15,452	15,646
Income taxes receivable	157	3,893
Prepaid expenses	7,788	5,879
Deferred income taxes	6,139	5,153
Other current assets	261	720
Total current assets	76,345	54,102
Property and equipment, net	35,023	37,682
Deferred income taxes	18,186	19,071
Other assets	4,234	7,385
Total assets	$133,788	$118,240

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$38,324	$37,538
Customer prepayments	16,157	11,237
Accruals:
Sales returns	3,396	2,885
Compensation and benefits	17,097	15,518
Taxes and withholding	5,022	4,528
Other current liabilities	7,673	7,831
Total current liabilities	87,669	79,537

Non-current liabilities:
Warranty liabilities	5,016	5,286
Capital lease obligations	178	262
Other long-term liabilities	10,560	10,697
Total non-current liabilities	15,754	16,245
Total liabilities	103,423	95,782

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.01 par value; 142,500 shares authorized, 54,623 and 54,310 shares issued and outstanding, respectively	546	543
Additional paid-in capital	33,004	32,860
Accumulated deficit	(3,185)	(10,945)
Total shareholders’ equity	30,365	22,458
Total liabilities and shareholders’ equity	$133,788	$118,240

Select Comfort Announces First Quarter Results – Page 7 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Three Months Ended
	April 3, 2010	April 4, 2009
Cash flows from operating activities:
Net income (loss)	$7,760	$(2,695)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,898	4,824
Stock–based compensation	762	1,020
Disposals and impairments of assets	–	378
Excess tax benefits from stock–based compensation	(659)	–
Changes in deferred income taxes	(606)	1,691
Change in operating assets and liabilities:
Accounts receivable	2,562	(2,397)
Inventories	194	1,603
Income taxes receivable	4,941	22,066
Prepaid expenses and other assets	261	(2,634)
Accounts payable	2,321	2,170
Customer prepayments	4,920	(2,039)
Accrued sales returns	511	1,456
Accrued compensation and benefits	1,579	(716)
Accrued taxes and withholding	494	767
Warranty liabilities	19	(186)
Other accruals and liabilities	(437)	(1,205)
Net cash provided by operating activities	29,520	24,103

Cash flows from investing activities:
Purchases of property and equipment	(999)	(1,239)
Investments in restricted cash	(4,515)	(23,043)
Net cash used in investing activities	(5,514)	(24,282)

Cash flows from financing activities:
Net decrease in short–term borrowings	(1,486)	(9,849)
Repurchases of common stock	(1,335)	–
Proceeds from issuance of common stock	19	92
Excess tax benefits from stock–based compensation	659	–
Debt issuance costs	(79)	–
Net cash used in financing activities	(2,222)	(9,757)

Increase (decrease) in cash and cash equivalents	21,784	(9,936)
Cash and cash equivalents, at beginning of period	17,717	13,057
Cash and cash equivalents, at end of period	$39,501	$3,121

Select Comfort Announces First Quarter Results – Page 8 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended
	April 3, 2010		April 4, 2009
Percent of sales:
Retail	83.4%		79.1%
Direct and E–Commerce	11.7%		11.5%
Wholesale	4.9%		9.4%
Total	100.0%		100.0%

Sales growth rates:
Retail same–store sales	29%		(14%	)
Direct and E–Commerce	16%		(34%	)
Company–Controlled same–store sales change	27%		(17%	)
Net closed stores/other	(9%	)	(2%	)
Total Company–Controlled Channels	19%		(19%	)
Wholesale	(42%	)	14%
Total	13%		(17%	)

Stores open:
Beginning of period	403		471
Opened	0		0
Closed	(4)		(30)
End of period	399		441

Retail partner doors[1]	148		838

Other metrics:
Average sales per store ($ in 000’s)[2]	$1,123		$965
Average sales per square foot ($s)[2]	$762		$671
Stores > $1 million net sales[2]	57%		44%
Average mattress sales per mattress unit (Company–controlled channels; $s)	$1,726		$1,666

1On August 11, 2009 we announced our decision to discontinue distribution through non–company owned mattress retailers in the contiguous United States.

2Trailing twelve months for stores open at least one year.

Select Comfort Announces First Quarter Results – Page 9 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES

Reported to Adjusted Statements of Operations Data Reconciliation

(in thousands, except per share amounts)

	Three Months Ended April 4, 2009
	As Reported	Impairments(1)	Tax Valuation(2)	As Adjusted
Operating income	$262	$378	$–	$640
Interest expense / other	(1,770)	–	–	(1,770)

Income (loss) before income taxes	(1,508)	378	–	(1,130)
Income tax expense (benefit)	1,187	144	(1,760)	(429)
Net income (loss)	$(2,695)	$234	$1,760	$(701)

Net income (loss) per share –
Basic	$(0.06)	$0.01	$0.04	$(0.02)
Diluted	$(0.06)	$0.01	$0.04	$(0.02)

Basic Shares	44,692	44,692	44,692	44,692
Diluted Shares	44,692	44,692	44,692	44,692

(1)	Period ended April 4, 2009 includes asset impairment charges for underperforming stores

(2)

During the first quarter of fiscal 2009 we adjusted the valuation allowance against deferred tax assets. As adjusted income tax expense for the period ended April 4, 2009 is presented on a normalized basis using an effective tax rate of 38.0%

Note – Our “as adjusted” data is considered a non–GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year–over–year comparisons for investors and financial analysts

GAAP – generally accepted accounting principles

Select Comfort Announces First Quarter Results – Page 10 of  10

SELECT COMFORT CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock–based compensation and asset impairments. Management believes EBITDA is a useful indicator of the Company’s financial performance. EBITDA is also a measure of current financial performance used in our debt covenant calculations. Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non–GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing–Twelve Months Ended
	April 3, 2010	April 4, 2009	April 3, 2010	April 4, 2009

Net income (loss)	$7,760	$(2,695)	$46,008	$(65,739)
Income tax expense (benefit)	4,709	1,187	(17,341)	2,777
Interest expense	1,724	1,784	5,937	5,518
Depreciation and amortization	3,327	4,614	16,395	20,391
Stock–based compensation	762	1,020	2,977	3,909
Asset impairments	–	378	308	34,639

EBITDA	$18,282	$6,288	$54,284	$1,495

Note – Our EBITDA calculation is considered a non–GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company’s financial performance by investors and financial analysts.

GAAP – generally accepted accounting principles